RenaissanceRe Reports $654.2 Million of Net Income Available to Common Shareholders and $547.8 Million of Operating Income Available to Common Shareholders in Q2 2026. Strong Performance Across All Three Drivers of Profit – Underwriting, Fee and Net Investment Income.
•Annualized return on average common equity of 24.0% and annualized operating return on average common equity of 20.1%.
•72.8% combined ratio driven by strong current year results, low catastrophe losses and favorable prior year development.
•Favorable prior year development of $199.4 million, with $257.5 million of favorable development in Property, partially offset by $58.0 million of adverse development in Casualty and Specialty, which included $54.0 million related to a shift of previously reported loss estimates for the Baltimore Bridge Collapse from Property and $5.5 million from purchase accounting adjustments.
•Fee income of $83.0 million, with strong contributions from management and performance fees.
•Net investment income of $432.5 million, up 4.7% from Q2 2025.
•Repurchased $350.0 million of common shares in Q2 2026.
•5.7% quarterly growth in book value per common share or 24.8% growth since June 30, 2025.

Pembroke, Bermuda, July 22, 2026 - RenaissanceRe Holdings Ltd. (NYSE: RNR) (“RenaissanceRe” or the “Company”) today announced its financial results for the second quarter of 2026.

Net Income Available to Common Shareholders per Diluted Common Share: $15.48 Operating Income Available to Common Shareholders per Diluted Common Share: $12.92
Underwriting Income $599.1M	Fee Income $83.0M	Net Investment Income $432.5M
Change in Book Value per Common Share: 5.7% Change in Tangible Book Value per Common Share Plus Change in Accum. Dividends: 6.2%
Operating Return on Average Common Equity, Operating Income (Loss) Available (Attributable) to Common Shareholders, Operating Income (Loss) Available (Attributable) to Common Shareholders per Diluted Common Share, Change in Tangible Book Value per Common Share Plus Change in Accumulated Dividends and Adjusted Combined Ratio are non-GAAP financial measures; see “Comments on Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures.

Kevin J. O’Donnell, President and Chief Executive Officer, said, “We delivered strong results in the second quarter, growing book value per common share by 5.7% to $264.77, with annualized return on average common equity of 24.0% and annualized operating return on average common equity of 20.1%. Each of our Three Drivers of Profit – Underwriting, Fee and Net Investment Income – contributed meaningfully to this outcome, with a diversified income base that supports enhanced earnings stability.
Underwriting performance anchored our results, producing a 72.8% combined ratio. At the mid-year renewals, our leadership position allowed us to retain attractive lines, grow limit with high-quality clients and maintain private terms. We continue to make disciplined portfolio decisions, including buying additional retrocessional protection across both Property and Casualty and Specialty.
We repurchased $350 million of our shares during the quarter. Since we began repurchasing our shares two years ago, we have in aggregate repurchased 11.5 million shares for approximately $3 billion, or about 22% of our starting share count. We remain in a strong capital position and through July 20, 2026, we have repurchased an additional $82.9 million of our shares.
This combination of disciplined execution, diversified earnings streams and consistent capital management positions us to continue compounding tangible book value per common share.”

Consolidated Financial Results

Consolidated Highlights
	Three months ended June 30,
(in thousands, except per share amounts and percentages)	2026	2025
Gross premiums written	$2,994,424	$3,421,180
Net premiums written	2,276,960	2,770,270
Net premiums earned	2,199,521	2,412,154
Underwriting income (loss)	599,117	601,688
Combined ratio	72.8%	75.1%
Adjusted combined ratio (1)	71.7%	73.0%

Net Income (Loss)
Available (attributable) to common shareholders	654,234	826,507
Available (attributable) to common shareholders per diluted common share	$15.48	$17.20
Return on average common equity - annualized	24.0%	33.7%

Operating Income (Loss) (1)
Available (attributable) to common shareholders (1)	547,761	594,583
Available (attributable) to common shareholders per diluted common share (1)	$12.92	$12.29
Operating return on average common equity - annualized (1)	20.1%	24.2%

	June 30, 2026	June 30, 2025
Book Value per Common Share
Book value per common share	$264.77	$212.15
Quarterly change in book value per common share (2)	5.7%	8.1%
Quarterly change in book value per common share plus change in accumulated dividends (2)	5.9%	8.3%

Tangible Book Value per Common Share (1)
Tangible book value per common share (1)	$247.66	$194.86
Tangible book value per common share plus accumulated dividends (1)	$278.16	$223.74
Quarterly change in tangible book value per common share plus change in accumulated dividends (1) (2)	6.2%	9.5%
(1)See “Comments on Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures.
(2)Represents the percentage change during the three months ended June 30, 2026, and June 30, 2025, respectively.

Three Drivers of Profit: Underwriting, Fee and Investment Income
Underwriting Results - Property Segment: Strong combined ratio of 27.1%

Property Segment
	Three months ended June 30,		Q/Q Change
(in thousands, except percentages)	2026	2025
Gross premiums written	$1,551,685	$1,731,935	(10.4)%
Net premiums written	1,203,424	1,325,557	(9.2)%
Net premiums earned	881,611	868,010	1.6%
Underwriting income (loss)	642,675	630,171

Underwriting Ratios
Net claims and claim expense ratio - current accident year	28.4%	29.8%	(1.4)	pts
Net claims and claim expense ratio - prior accident years	(29.2)%	(30.7)%	1.5	pts
Net claims and claim expense ratio - calendar year	(0.8)%	(0.9)%	0.1	pts
Underwriting expense ratio	27.9%	28.3%	(0.4)	pts
Combined ratio	27.1%	27.4%	(0.3)	pts
Adjusted combined ratio (1)	26.0%	25.8%	0.2	pts
(1)See “Comments on Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures.
•Gross premiums written decreased by $180.3 million, or 10.4%, driven by:
–a decrease of $187.7 million, or 13.9%, in the catastrophe class, not including reinstatement premiums, with rate reductions being partially offset by growth opportunities; partly offset by
–an increase of $35.0 million in the other property class, as premiums in Q2 2025 were impacted by downwards premium adjustments, in part due to rate decreases in the excess and surplus business.
•Net claims and claim expense ratio - current accident year held relatively flat year over year due to the low level of catastrophe losses in both the current and comparative quarter.
•Net claims and claim expense ratio - prior accident years reflected net favorable development of 29.2%, driven by:
–net favorable development of $132.7 million in the catastrophe class, primarily from the large loss events in 2021, 2022, 2024 and 2025; and
–net favorable development of $124.7 million in the other property class, primarily due to favorable attritional loss experience.
•Underwriting expense ratio remained relatively flat quarter over quarter, as expense growth was largely offset by the Bermuda tax credits.
•Combined ratio and adjusted combined ratio benefited from the low current accident year net losses and prior accident years net favorable development.

Underwriting Results - Casualty and Specialty Segment: Lower impact from current accident year large losses compared to Q2 2025

Casualty and Specialty Segment
	Three months ended June 30,		Q/Q Change
(in thousands, except percentages)	2026	2025
Gross premiums written	$1,442,739	$1,689,245	(14.6)%
Net premiums written	1,073,536	1,444,713	(25.7)%
Net premiums earned	1,317,910	1,544,144	(14.7)%
Underwriting income (loss)	(43,558)	(28,483)

Underwriting Ratios
Net claims and claim expense ratio - current accident year	67.6%	68.2%	(0.6)	pts
Net claims and claim expense ratio - prior accident years	4.4%	(0.2)%	4.6	pts
Net claims and claim expense ratio - calendar year	72.0%	68.0%	4.0	pts
Underwriting expense ratio	31.3%	33.8%	(2.5)	pts
Combined ratio	103.3%	101.8%	1.5	pts
Adjusted combined ratio (1)	102.3%	99.5%	2.8	pts
(1)See “Comments on Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures.
•Gross premiums written decreased by $246.5 million, or 14.6%, principally due to:
–exposure reductions across the general casualty, professional liability and other specialty classes;
–changes in premium estimates on business underwritten in prior years in the other specialty class, largely from rate pressure in cyber; and
–a decrease in the credit class driven by opportunistic deals written during Q2 2025 that were not up for renewal.
•Net premiums written decreased by $371.2 million, or 25.7%, consistent with the drivers for gross premiums written discussed above, in addition to an increase in the Company’s retrocessional purchases.
•Net claims and claim expense ratio - current accident year improved by 0.6 percentage points compared to Q2 2025, principally driven by the lower impact of large loss events within the other specialty class.
•Net claims and claim expense ratio - prior accident years reflected net adverse development of 4.4%, including $54.0 million, or 4.1 percentage points, from a shift of previously reported loss estimates for the Baltimore Bridge Collapse to Casualty and Specialty from the other property class, and $5.5 million, or 0.4 percentage points, related to purchase accounting adjustments.
•Underwriting expense ratio improved by 2.5 percentage points, driven by:
–a 1.7 percentage point improvement in the operating expense ratio, primarily due to the Bermuda tax credits and an increase in override management fees; and
–a 0.8 percentage point improvement in the acquisition expense ratio, primarily due to a decrease in purchase accounting adjustments.
•Combined ratio and adjusted combined ratio each included adverse development related to the Baltimore Bridge Collapse, which was partially offset by the lower underwriting expense ratio.

Fee Income: $83.0 million of fee income, with strong contributions from both management and performance fees

Fee Income
	Three months ended June 30,		Q/Q Change
(in thousands)	2026	2025
Management fee income	$48,138	$56,407	$(8,269)
Performance fee income (loss) (1)	34,889	38,550	(3,661)
Total fee income	$83,027	$94,957	$(11,930)
(1)Performance fees are based on the performance of the individual vehicles or products and may be zero or negative in a particular period. For example, large losses could potentially result in no performance fees or the reversal of previously accrued performance fees.
•Management fee income decreased as a result of lower management fees in DaVinci, primarily due to a recapture of previously deferred management fees in Q2 2025 which did not repeat in Q2 2026, combined with lower management fees in DaVinci and Fontana due to lower net premiums earned.
•Performance fee income decreased primarily driven by lower prior accident years net favorable development within Upsilon.
•Total fee income in Q2 2026 included $59.4 million of fee income recorded in net income (loss) attributable to redeemable noncontrolling interests, which is not included in the Company’s underwriting income (loss).
Investment Results: Net investment income of $432.5 million, up 4.7% from Q2 2025, and net realized and unrealized gains of $121.6 million

Investment Results
	Three months ended June 30,		Q/Q Change
(in thousands, except percentages)	2026	2025
Net investment income	$432,489	$413,108	$19,381
Equity in earnings (losses) of other ventures	17,829	20,333	(2,504)
Net realized and unrealized gains (losses) on investments	121,628	349,720	(228,092)
Total investment result	$571,946	$783,161	$(211,215)
Net investment income return - annualized	5.0%	5.0%	—	pts
Total investment return - annualized	6.6%	9.6%	(3.0)	pts
•Net investment income increased by $19.4 million, primarily due to higher average invested assets and portfolio reallocation, resulting in increased income from fixed income exchange traded funds.
•Net realized and unrealized gains on investments in Q2 2026 were driven by:
–$217.3 million of net gains on equity-related investments, primarily from equity futures being favorably impacted by equity market movements in the quarter;
–$99.9 million of net gains on fund and direct private equity investments, as a result of favorable equity market movements; partially offset by
–$115.3 million of net losses on fixed maturity-related investments, primarily due to increases in market yields in the quarter; and
–$79.1 million of net losses on commodity-related investments, principally due to decreases in prices for gold futures.
•Total investments were $36.2 billion at June 30, 2026 (December 31, 2025 - $36.1 billion). The weighted average yield to maturity and duration on the Company’s investment portfolio (excluding investments that have no final maturity, yield to maturity or duration) was 5.3% and 3.0 years, respectively (December 31, 2025 - 4.8% and 2.6 years, respectively).

Other Items of Note
•Net income attributable to redeemable noncontrolling interests of $315.3 million was primarily driven by:
–strong underwriting income in DaVinci and Vermeer;
–$118.1 million of net investment income in the investment portfolios of the Company’s joint ventures and managed funds; partially offset by
–$31.9 million of net realized and unrealized losses in the investment portfolios of the Company’s joint ventures and managed funds; and
–$59.4 million of management and performance fee income.
•Income tax expense of $139.4 million in Q2 2026, compared to an expense of $176.9 million in Q2 2025. The income tax expense was primarily driven by strong operating profits.
•Operational and corporate expenses decreased in Q2 2026, primarily driven by Bermuda tax credits and partially offset by an increase in compensation expenses.
•Share repurchases of 1.2 million common shares at an aggregate cost of $350.0 million and an average price of $300.82 per common share. Repurchased an additional $82.9 million from July 1, 2026, through July 20, 2026.

Conference Call Details and Additional Information
Non-GAAP Financial Measures and Additional Financial Information
This Press Release includes certain financial measures that are not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”) including “operating income (loss) available (attributable) to RenaissanceRe common shareholders,” “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted,” “operating return on average common equity - annualized,” “tangible book value per common share,” “tangible book value per common share plus accumulated dividends,” and “adjusted combined ratio.” A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.
Please refer to the “Investors - Reports & Filings” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.
Conference Call Information
RenaissanceRe will host a conference call on Thursday, July 23, 2026, at 10:00 a.m. ET to discuss this release. A live webcast of the conference call will be available through the Investors section of RenaissanceRe’s website at investor.renre.com. A replay will be available after the call at the same location.
About RenaissanceRe
RenaissanceRe is a global provider of reinsurance and insurance that specializes in matching desirable risk with efficient capital. The Company provides property, casualty and specialty reinsurance and certain insurance solutions to customers, principally through intermediaries. Established in 1993, and headquartered in Bermuda, RenaissanceRe has offices across North America, Europe, and the Asia-Pacific region.
Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this Press Release reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company may also make forward-looking statements with respect to its business and industry, such as those relating to its strategy and management objectives, plans and expectations regarding its response and ability to adapt to changing economic conditions, market standing and product volumes, estimates of net negative impact and insured losses from loss events, competition in the industry and government initiatives and regulatory matters affecting the (re)insurance industries. The inclusion of forward-looking statements in this report should not be considered as a representation by the Company that its current objectives or plans will be achieved. Numerous factors could cause the Company’s actual results to differ materially from those addressed by the forward-looking statements, including the following: the Company’s exposure to natural and non-natural catastrophic events and circumstances and the variance they may cause in the Company’s financial results; the effect of climate change on the Company’s business, including the trend towards increasingly frequent and severe climate events; the effectiveness of the Company’s claims and claim expense reserving process; the effect of emerging claims and coverage issues; the performance of the Company’s investment portfolio and financial market volatility; the effects of inflation; the Company’s exposure to ceding companies and delegated authority counterparties and the risks they underwrite; the Company’s ability to maintain its financial strength ratings; the Company’s reliance on a small number of brokers; the highly competitive nature of the Company’s industry; the historically cyclical nature of the (re)insurance industries; collection on claimed retrocessional coverage and new retrocessional reinsurance being available; the Company’s ability to attract and retain key executives and employees; the Company’s ability to successfully implement its business strategies and initiatives; the Company’s exposure to credit loss from counterparties; the Company’s need to make many estimates and judgments in the preparation of its financial statements; the Company’s exposure to risks associated with its management of capital on behalf of investors; changes to the accounting rules and regulatory systems applicable to the Company’s business, including changes in Bermuda and U.S. laws or regulations; the effect of current or future macroeconomic or geopolitical events or trends, including the ongoing conflicts globally; other political, regulatory or industry initiatives adversely impacting the Company; the impact of cybersecurity risks, including technology breaches or failure; the Company’s ability to comply with covenants in its debt agreements; the effect of adverse economic factors, including changes in the prevailing interest rates; the effects of new or possible future tax actions or reform legislation and regulations in the jurisdictions in which the Company operates; the Company’s ability to determine any impairments taken on its investments; the Company’s ability to raise capital on acceptable terms; the Company’s ability to comply with applicable sanctions and foreign corrupt practices laws; the Company’s dependence on capital distributions from its operating subsidiaries; and other factors affecting future results disclosed in RenaissanceRe’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

INVESTOR CONTACT: RenaissanceRe Holdings Ltd. Keith McCue Senior Vice President, Finance & Investor Relations (441) 239-4830	MEDIA CONTACT: RenaissanceRe Holdings Ltd. Hayden Kenny Senior Vice President, Investor Relations & Communications (441) 239-4946 or Kekst CNC Nicholas Capuano (917) 842-7859

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations and Financial Data
(in thousands of United States Dollars, except per share amounts and percentages)
(Unaudited)
	Three months ended		Six months ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Revenues
Gross premiums written	$2,994,424	$3,421,180	$6,473,297	$7,576,683
Net premiums written	$2,276,960	$2,770,270	$4,955,256	$6,213,799
Decrease (increase) in unearned premiums	(77,439)	(358,116)	(572,121)	(1,080,864)
Net premiums earned	2,199,521	2,412,154	4,383,135	5,132,935
Net investment income	432,489	413,108	852,991	818,461
Net foreign exchange gains (losses)	(7,345)	8,660	(16,364)	1,332
Equity in earnings (losses) of other ventures	17,829	20,333	38,314	38,161
Other income (loss)	4,479	2,624	5,726	3,538
Net realized and unrealized gains (losses) on investments	121,628	349,720	(300,285)	682,660
Total revenues	2,768,601	3,206,599	4,963,517	6,677,087
Expenses
Net claims and claim expenses incurred	942,378	1,042,123	1,926,349	3,785,881
Acquisition expenses	563,279	642,605	1,085,129	1,290,040
Operational expenses	94,747	125,738	183,782	225,923
Corporate expenses	18,681	23,781	38,141	46,591
Interest expense	31,778	31,793	63,564	58,879
Total expenses	1,650,863	1,866,040	3,296,965	5,407,314
Income (loss) before taxes	1,117,738	1,340,559	1,666,552	1,269,773
Income tax benefit (expense)	(139,400)	(176,869)	(172,384)	(131,344)
Net income (loss)	978,338	1,163,690	1,494,168	1,138,429
Net (income) loss attributable to redeemable noncontrolling interests	(315,260)	(328,339)	(537,711)	(133,087)
Net income (loss) attributable to RenaissanceRe	663,078	835,351	956,457	1,005,342
Dividends on preference shares	(8,844)	(8,844)	(17,688)	(17,688)
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$654,234	$826,507	$938,769	$987,654

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share – basic	$15.54	$17.25	$22.03	$20.37
Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share – diluted	$15.48	$17.20	$21.94	$20.30
Operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted (1)	$12.92	$12.29	$26.68	$10.64

Average shares outstanding - basic	41,379	47,140	41,906	47,737
Average shares outstanding - diluted	41,545	47,286	42,086	47,900

Net claims and claim expense ratio	42.8%	43.2%	43.9%	73.8%
Underwriting expense ratio	30.0%	31.9%	29.0%	29.5%
Combined ratio	72.8%	75.1%	72.9%	103.3%

Return on average common equity - annualized	24.0%	33.7%	17.2%	20.1%
Operating return on average common equity - annualized (1)	20.1%	24.2%	20.9%	10.7%
(1)See Comments on Non-GAAP Financial Measures for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	June 30, 2026	December 31, 2025
Assets	(Unaudited)	(Audited)
Fixed maturity investments trading, at fair value	$25,185,430	$24,884,323
Short-term investments, at fair value	3,949,012	4,759,811
Equity investments, at fair value	1,846,152	1,732,990
Other investments, at fair value	5,083,169	4,574,214
Investments in other ventures, under equity method	149,337	121,871
Total investments	36,213,100	36,073,209
Cash and cash equivalents	1,302,160	1,731,181
Premiums receivable	8,269,415	7,252,454
Prepaid reinsurance premiums	1,567,745	993,781
Reinsurance recoverable	3,863,486	3,899,913
Accrued investment income	250,610	233,688
Deferred acquisition costs and value of business acquired	1,706,129	1,538,540
Deferred tax asset	693,186	701,927
Receivable for investments sold	305,237	414,523
Other assets	422,106	328,087
Goodwill and other intangible assets	602,439	633,087
Total assets	$55,195,613	$53,800,390
Liabilities, Noncontrolling Interests and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$22,269,134	$22,302,345
Unearned premiums	7,176,037	6,028,174
Debt	2,330,907	2,329,201
Reinsurance balances payable	3,056,013	2,540,518
Payable for investments purchased	550,409	533,101
Other liabilities	649,551	856,302
Total liabilities	36,032,051	34,589,641
Redeemable noncontrolling interests	7,343,353	7,602,092
Shareholders’ Equity
Preference shares	750,000	750,000
Common shares	41,811	43,962
Additional paid-in capital	—	—
Accumulated other comprehensive income (loss)	(13,045)	(12,626)
Retained earnings	11,041,443	10,827,321
Total shareholders’ equity attributable to RenaissanceRe	11,820,209	11,608,657
Total liabilities, noncontrolling interests and shareholders’ equity	$55,195,613	$53,800,390

Book value per common share	$264.77	$247.00

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)
	Three months ended June 30, 2026
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$1,551,685	$1,442,739	$—	$2,994,424
Net premiums written	$1,203,424	$1,073,536	$—	$2,276,960
Net premiums earned	$881,611	$1,317,910	$—	$2,199,521
Net claims and claim expenses incurred	(7,079)	949,457	—	942,378
Acquisition expenses	175,436	387,843	—	563,279
Operational expenses	70,579	24,168	—	94,747
Underwriting income (loss)	$642,675	$(43,558)	$—	599,117
Net investment income			432,489	432,489
Net foreign exchange gains (losses)			(7,345)	(7,345)
Equity in earnings (losses) of other ventures			17,829	17,829
Other income (loss)			4,479	4,479
Net realized and unrealized gains (losses) on investments			121,628	121,628
Corporate expenses			(18,681)	(18,681)
Interest expense			(31,778)	(31,778)
Income (loss) before taxes				1,117,738
Income tax benefit (expense)			(139,400)	(139,400)
Net (income) loss attributable to redeemable noncontrolling interests			(315,260)	(315,260)
Dividends on preference shares			(8,844)	(8,844)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$654,234

Net claims and claim expenses incurred – current accident year	$250,393	$891,410	$—	$1,141,803
Net claims and claim expenses incurred – prior accident years	(257,472)	58,047	—	(199,425)
Net claims and claim expenses incurred – total	$(7,079)	$949,457	$—	$942,378

Net claims and claim expense ratio – current accident year	28.4%	67.6%		51.9%
Net claims and claim expense ratio – prior accident years	(29.2)%	4.4%		(9.1)%
Net claims and claim expense ratio – calendar year	(0.8)%	72.0%		42.8%
Underwriting expense ratio	27.9%	31.3%		30.0%
Combined ratio	27.1%	103.3%		72.8%

	Three months ended June 30, 2025
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$1,731,935	$1,689,245	$—	$3,421,180
Net premiums written	$1,325,557	$1,444,713	$—	$2,770,270
Net premiums earned	$868,010	$1,544,144	$—	$2,412,154
Net claims and claim expenses incurred	(7,930)	1,050,053	—	1,042,123
Acquisition expenses	174,200	468,405	—	642,605
Operational expenses	71,569	54,169	—	125,738
Underwriting income (loss)	$630,171	$(28,483)	$—	601,688
Net investment income			413,108	413,108
Net foreign exchange gains (losses)			8,660	8,660
Equity in earnings (losses) of other ventures			20,333	20,333
Other income (loss)			2,624	2,624
Net realized and unrealized gains (losses) on investments			349,720	349,720
Corporate expenses			(23,781)	(23,781)
Interest expense			(31,793)	(31,793)
Income (loss) before taxes				1,340,559
Income tax benefit (expense)			(176,869)	(176,869)
Net (income) loss attributable to redeemable noncontrolling interests			(328,339)	(328,339)
Dividends on preference shares			(8,844)	(8,844)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$826,507

Net claims and claim expenses incurred – current accident year	$258,646	$1,053,187	$—	$1,311,833
Net claims and claim expenses incurred – prior accident years	(266,576)	(3,134)	—	(269,710)
Net claims and claim expenses incurred – total	$(7,930)	$1,050,053	$—	$1,042,123

Net claims and claim expense ratio – current accident year	29.8%	68.2%		54.4%
Net claims and claim expense ratio – prior accident years	(30.7)%	(0.2)%		(11.2)%
Net claims and claim expense ratio – calendar year	(0.9)%	68.0%		43.2%
Underwriting expense ratio	28.3%	33.8%		31.9%
Combined ratio	27.4%	101.8%		75.1%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)
	Six months ended June 30, 2026
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$3,259,105	$3,214,192	$—	$6,473,297
Net premiums written	$2,458,617	$2,496,639	$—	$4,955,256
Net premiums earned	$1,782,349	$2,600,786	$—	$4,383,135
Net claims and claim expenses incurred	77,029	1,849,320	—	1,926,349
Acquisition expenses	332,467	752,662	—	1,085,129
Operational expenses	136,315	47,467	—	183,782
Underwriting income (loss)	$1,236,538	$(48,663)	$—	1,187,875
Net investment income			852,991	852,991
Net foreign exchange gains (losses)			(16,364)	(16,364)
Equity in earnings (losses) of other ventures			38,314	38,314
Other income (loss)			5,726	5,726
Net realized and unrealized gains (losses) on investments			(300,285)	(300,285)
Corporate expenses			(38,141)	(38,141)
Interest expense			(63,564)	(63,564)
Income (loss) before taxes				1,666,552
Income tax benefit (expense)			(172,384)	(172,384)
Net (income) loss attributable to redeemable noncontrolling interests			(537,711)	(537,711)
Dividends on preference shares			(17,688)	(17,688)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$938,769

Net claims and claim expenses incurred – current accident year	$495,242	$1,792,547	$—	$2,287,789
Net claims and claim expenses incurred – prior accident years	(418,213)	56,773	—	(361,440)
Net claims and claim expenses incurred – total	$77,029	$1,849,320	$—	$1,926,349

Net claims and claim expense ratio – current accident year	27.8%	68.9%		52.2%
Net claims and claim expense ratio – prior accident years	(23.5)%	2.2%		(8.3)%
Net claims and claim expense ratio – calendar year	4.3%	71.1%		43.9%
Underwriting expense ratio	26.3%	30.8%		29.0%
Combined ratio	30.6%	101.9%		72.9%

	Six months ended June 30, 2025
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$3,862,768	$3,713,915	$—	$7,576,683
Net premiums written	$3,016,551	$3,197,248	$—	$6,213,799
Net premiums earned	$2,115,960	$3,016,975	$—	$5,132,935
Net claims and claim expenses incurred	1,615,327	2,170,554	—	3,785,881
Acquisition expenses	341,845	948,195	—	1,290,040
Operational expenses	135,835	90,088	—	225,923
Underwriting income (loss)	$22,953	$(191,862)	$—	(168,909)
Net investment income			818,461	818,461
Net foreign exchange gains (losses)			1,332	1,332
Equity in earnings (losses) of other ventures			38,161	38,161
Other income (loss)			3,538	3,538
Net realized and unrealized gains (losses) on investments			682,660	682,660
Corporate expenses			(46,591)	(46,591)
Interest expense			(58,879)	(58,879)
Income (loss) before taxes				1,269,773
Income tax benefit (expense)			(131,344)	(131,344)
Net (income) loss attributable to redeemable noncontrolling interests			(133,087)	(133,087)
Dividends on preference shares			(17,688)	(17,688)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$987,654

Net claims and claim expenses incurred – current accident year	$2,068,961	$2,182,504	$—	$4,251,465
Net claims and claim expenses incurred – prior accident years	(453,634)	(11,950)	—	(465,584)
Net claims and claim expenses incurred – total	$1,615,327	$2,170,554	$—	$3,785,881

Net claims and claim expense ratio – current accident year	97.8%	72.3%		82.8%
Net claims and claim expense ratio – prior accident years	(21.5)%	(0.4)%		(9.0)%
Net claims and claim expense ratio – calendar year	76.3%	71.9%		73.8%
Underwriting expense ratio	22.6%	34.5%		29.5%
Combined ratio	98.9%	106.4%		103.3%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Gross Premiums Written
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Six months ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Property Segment
Catastrophe	$1,147,430	$1,362,681	$2,427,037	$3,029,322
Other property	404,255	369,254	832,068	833,446
Property segment gross premiums written	$1,551,685	$1,731,935	$3,259,105	$3,862,768

Casualty and Specialty Segment
General casualty (1)	$423,977	$513,078	$924,935	$1,193,527
Professional liability (2)	260,105	266,380	559,801	503,341
Credit (3)	216,408	267,540	575,712	668,293
Other specialty (4)	542,249	642,247	1,153,744	1,348,754
Casualty and Specialty segment gross premiums written	$1,442,739	$1,689,245	$3,214,192	$3,713,915
(1)Includes automobile liability, casualty clash, employers’ liability, umbrella or excess casualty, workers’ compensation and general liability.
(2)Includes directors and officers, medical malpractice, professional indemnity and transactional liability.
(3)Includes financial guaranty, mortgage guaranty, political risk, surety and trade credit.
(4)Includes accident and health, agriculture, aviation, construction, cyber, energy, marine, satellite and terrorism. Lines of business such as regional multi-line and whole account may have characteristics of various other lines of business, and are allocated accordingly.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Total Investment Result
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Three months ended		Six months ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net investment income
Fixed maturity investments trading	$297,222	$282,173	$591,716	$566,896
Short-term investments	32,957	48,415	67,263	89,444
Equity investments
Fixed income exchange traded funds	26,119	6,528	47,811	7,712
Common stock (1)	676	615	1,353	1,341
Other investments
Catastrophe bonds	40,095	47,948	80,027	102,702
Fund and direct private equity investments (1)	33,333	21,692	58,544	40,415
Cash and cash equivalents	9,420	12,333	20,583	23,443
	439,822	419,704	867,297	831,953
Investment expenses	(7,333)	(6,596)	(14,306)	(13,492)
Net investment income	$432,489	$413,108	$852,991	$818,461

Equity in earnings (losses) of other ventures (2)	$17,829	$20,333	$38,314	$38,161

Net realized and unrealized gains (losses) on investments (3)
Fixed maturity-related investments (4)	$(115,341)	$149,510	$(383,289)	$462,387
Equity-related investments (5)	217,292	111,118	69,866	61,529
Commodity-related investments (6)	(79,131)	33,253	(13,821)	150,844
Other investments
Catastrophe bonds	(1,125)	(14,016)	(12,954)	(54,429)
Fund and direct private equity investments (1)	99,933	69,855	39,913	62,329
Net realized and unrealized gains (losses) on investments	$121,628	$349,720	$(300,285)	$682,660
Total investment result (2)	$571,946	$783,161	$591,020	$1,539,282

Average invested assets	$35,692,318	$34,044,766	$35,819,281	$33,576,329

Net investment income return - annualized	5.0%	5.0%	4.9%	5.0%
Total investment return - annualized (2)	6.6%	9.6%	3.4%	9.5%
(1)In the fourth quarter of 2025, the Company revised the description of its “other equity investments” to “common stock” and its “other investments - other” to “other investments - fund and direct private equity investments.”
(2)In the fourth quarter of 2025, the Company revised its presentation of “total investment result” and “total investment return - annualized” to include equity in earnings (losses) of other ventures. Comparative information for the prior periods presented has been updated to conform to the current presentation.
(3)In the fourth quarter of 2025, the Company revised its presentation of “net realized and unrealized gains (losses) on investments” to show amounts based on net investment exposure, which takes into account related derivative impacts. Comparative information for the prior periods has been updated to conform to the current presentation.
(4)Includes fixed maturity investments and investment-related derivatives, which includes interest rate futures, credit default swaps and interest rate swaps.
(5)Includes equity investments and investment-related derivatives, which includes equity futures and warrants.
(6)Includes commodity-related derivatives, which includes commodity futures and commodity options.

Comments on Non-GAAP Financial Measures
In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures within the meaning of Regulation G. The Company has provided certain of these financial measures in previous investor communications and the Company’s management believes that such measures are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for comparison with other companies within or outside the industry. These measures may not, however, be comparable to similarly titled measures used by companies within or outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.
Operating Income (Loss) Available (Attributable) to RenaissanceRe Common Shareholders, Operating Income (Loss) Available (Attributable) to RenaissanceRe Common Shareholders per Common Share – Diluted and Operating Return on Average Common Equity - Annualized
The Company uses “operating income (loss) available (attributable) to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. “Operating income (loss) available (attributable) to RenaissanceRe common shareholders” as used herein differs from “net income (loss) available (attributable) to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of (1) net realized and unrealized gains and losses on investments, excluding other investments - catastrophe bonds, (2) net foreign exchange gains and losses, (3) expenses or revenues associated with acquisitions, dispositions and impairments, (4) acquisition related purchase accounting adjustments, (5) the Bermuda net deferred tax benefit recorded prior to the January 1, 2025 effective date of the Bermuda corporate income tax and the Bermuda deferred tax benefit resulting from Bermuda law changes enacted in 2025, (6) the income tax expense or benefit associated with these adjustments, and (7) the portion of these adjustments attributable to the Company’s redeemable noncontrolling interests. The Company also uses “operating income (loss) available (attributable) to RenaissanceRe common shareholders” to calculate “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized.”
The Company’s management believes that “operating income (loss) available (attributable) to RenaissanceRe common shareholders,” “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized” are useful to management and investors because they provide for better comparability and more accurately measure the Company’s results of operations and remove variability. Additionally, management believes that these measures provide a view of the Company’s underlying business that allows for better comparisons of the Company’s performance over time by focusing on the Company’s core business operations.
The following table is a reconciliation of: (1) net income (loss) available (attributable) to RenaissanceRe common shareholders to “operating income (loss) available (attributable) to RenaissanceRe common shareholders”; (2) net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted to “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted”; and (3) return on average common equity - annualized to “operating return on average common equity - annualized.”

	Three months ended		Six months ended
(in thousands of United States Dollars, except per share amounts and percentages)	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$654,234	$826,507	$938,769	$987,654
Adjustment for:
Net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	(122,753)	(363,736)	287,331	(737,089)
Net foreign exchange losses (gains)	7,345	(8,660)	16,364	(1,332)
Expenses (revenues) associated with acquisitions, dispositions and impairments	—	1,996	3	3,432
Acquisition related purchase accounting adjustments (1)	22,707	50,312	45,413	103,883
Bermuda net deferred tax asset (2)	—	—	—	—
Income tax expense (benefit) (3)	19,984	56,964	(59,759)	96,356
Net income (loss) attributable to redeemable noncontrolling interests (4)	(33,756)	31,200	(89,823)	71,925
Operating income (loss) available (attributable) to RenaissanceRe common shareholders	$547,761	$594,583	$1,138,298	$524,829

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$15.48	$17.20	$21.94	$20.30
Adjustment for:
Net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	(2.95)	(7.69)	6.83	(15.39)
Net foreign exchange losses (gains)	0.18	(0.18)	0.39	(0.03)
Expenses (revenues) associated with acquisitions, dispositions and impairments	—	0.04	—	0.08
Acquisition related purchase accounting adjustments (1)	0.55	1.06	1.08	2.17
Bermuda net deferred tax asset (2)	—	—	—	—
Income tax expense (benefit) (3)	0.47	1.20	(1.43)	2.01
Net income (loss) attributable to redeemable noncontrolling interests (4)	(0.81)	0.66	(2.13)	1.50
Operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$12.92	$12.29	$26.68	$10.64

Return on average common equity - annualized	24.0%	33.7%	17.2%	20.1%
Adjustment for:
Net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	(4.5)%	(14.8)%	5.3%	(15.0)%
Net foreign exchange losses (gains)	0.3%	(0.4)%	0.3%	—%
Expenses (revenues) associated with acquisitions, dispositions and impairments	—%	0.1%	—%	—%
Acquisition related purchase accounting adjustments (1)	0.8%	2.0%	0.8%	2.1%
Bermuda net deferred tax asset (2)	—%	—%	—%	—%
Income tax expense (benefit) (3)	0.7%	2.3%	(1.1)%	2.0%
Net income (loss) attributable to redeemable noncontrolling interests (4)	(1.2)%	1.3%	(1.6)%	1.5%
Operating return on average common equity - annualized	20.1%	24.2%	20.9%	10.7%
(1)Represents the purchase accounting adjustments related to the amortization of acquisition related intangible assets, amortization (accretion) of value of business acquired (“VOBA”) and acquisition costs, and the fair value adjustments to the net reserves for claims and claim expenses for the three and six months ended June 30, 2026 for the acquisitions of Validus of $21.0 million and $41.9 million (2025 - $48.0 million and $98.7 million); and TMR and Platinum of $1.8 million and $3.5 million (2025 - $2.4 million and $5.2 million).
(2)Represents the net deferred tax benefit related to the 15% Bermuda corporate income tax recorded prior to the January 1, 2025 effective date and the deferred tax benefit related to Bermuda law changes enacted in 2025.
(3)Represents the income tax expense or benefit associated with the adjustments to net income (loss) available (attributable) to RenaissanceRe common shareholders. The income tax impact is estimated by applying the statutory income tax rates of applicable jurisdictions, adjusted for relevant factors and other applicable income taxes.
(4)Represents the portion of the adjustments above that are attributable to the Company’s redeemable noncontrolling interests, including the income tax impact of those adjustments.

Tangible Book Value Per Common Share and Tangible Book Value Per Common Share Plus Accumulated Dividends
The Company has included in this Press Release “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” “Tangible book value per common share” is defined as book value per common share excluding per share amounts for (1) acquisition related goodwill and other intangible assets, (2) other goodwill and intangible assets, and (3) acquisition related purchase accounting adjustments. “Tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding per share amounts for (1) acquisition related goodwill and other intangible assets, (2) other goodwill and intangible assets, and (3) acquisition related purchase accounting adjustments, plus accumulated dividends.
The Company’s management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns by excluding the impact of goodwill and intangible assets and acquisition related purchase accounting adjustments to provide for better comparability and a more accurate measure of the Company’s underlying operations. The following table is a reconciliation of book value per common share to “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.”

	June 30, 2026	June 30, 2025
Book value per common share	$264.77	$212.15
Adjustment for:
Acquisition related goodwill and other intangible assets (1)	(14.41)	(14.12)
Other goodwill and intangible assets (2)	(0.22)	(0.18)
Acquisition related purchase accounting adjustments (3)	(2.48)	(2.99)
Tangible book value per common share	247.66	194.86
Adjustment for accumulated dividends	30.50	28.88
Tangible book value per common share plus accumulated dividends	$278.16	$223.74

Quarterly change in book value per common share (4)	5.7%	8.1%
Quarterly change in book value per common share plus change in accumulated dividends (4)	5.9%	8.3%
Quarterly change in tangible book value per common share plus change in accumulated dividends (4)	6.2%	9.5%
(1)Represents the acquired goodwill and other intangible assets at June 30, 2026, of $602.4 million (2025 - $668.8 million) for the acquisitions of Validus, TMR and Platinum of $377.9 million, $24.5 million and $200.1 million, respectively (2025 - $442.1 million, $25.5 million and $201.1 million, respectively).
(2)At June 30, 2026, the adjustment for other goodwill and intangible assets included $8.9 million (2025 - $8.9 million) of goodwill and other intangibles included in investments in other ventures, under equity method.
(3)Represents the purchase accounting adjustments related to the unamortized VOBA and acquisition costs, and the fair value adjustments to reserves at June 30, 2026 for the acquisitions of Validus, TMR and Platinum of $63.7 million, $40.7 million and $(0.5) million, respectively (2025 - $94.6 million, $47.7 million and $(0.6) million, respectively). As of December 31, 2025, the purchase accounting adjustments related to the VOBA were fully amortized.
(4)Represents the percentage change during the three months ended June 30, 2026, and June 30, 2025, respectively.

Adjusted Combined Ratio
The Company has included in this Press Release “adjusted combined ratio” for the Company, its reportable segments and certain classes of business. “Adjusted combined ratio” is defined as the combined ratio adjusted for the impact of acquisition related purchase accounting, which includes the amortization of acquisition related intangible assets, purchase accounting adjustments related to the amortization (accretion) of VOBA and acquisition costs, and the fair value adjustments to the net reserve for claims and claim expenses for the acquisitions of Validus, TMR and Platinum. The combined ratio is calculated as the sum of (1) net claims and claim expenses incurred, (2) acquisition expenses, and (3) operational expenses; divided by net premiums earned. The acquisition related purchase accounting adjustments impact net claims and claim expenses incurred and acquisition expenses. The Company’s management believes “adjusted combined ratio” is useful to management and investors because it provides for better comparability and more accurately measures the Company’s underlying underwriting performance. The following table is a reconciliation of combined ratio to “adjusted combined ratio.”

	Three months ended June 30, 2026
	Catastrophe	Other Property	Property	Casualty and Specialty	Total
Combined ratio	10.2%	52.2%	27.1%	103.3%	72.8%
Adjustment for acquisition related purchase accounting adjustments (1)	(1.4)%	(0.7)%	(1.1)%	(1.0)%	(1.1)%
Adjusted combined ratio	8.8%	51.5%	26.0%	102.3%	71.7%

	Three months ended June 30, 2025
	Catastrophe	Other Property	Property	Casualty and Specialty	Total
Combined ratio	18.2%	43.7%	27.4%	101.8%	75.1%
Adjustment for acquisition related purchase accounting adjustments (1)	(1.8)%	(1.2)%	(1.6)%	(2.3)%	(2.1)%
Adjusted combined ratio	16.4%	42.5%	25.8%	99.5%	73.0%
(1)Adjustment for acquisition related purchase accounting includes the amortization of the acquisition related intangible assets and purchase accounting adjustments related to the net amortization (accretion) of VOBA and acquisition costs, and the fair value adjustments to the net reserve for claims and claim expenses for the acquisitions of Validus, TMR and Platinum.